UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________
Form 8-K
______________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 28, 2015
_______________________
AVIAT NETWORKS, INC.
(Exact name of registrant as specified in its charter)
______________________________________

Delaware	001-33278	20-5961564
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification No.)
Address of principal executive offices: 5200 Great America Parkway, Santa Clara, CA 95054
Registrant’s telephone number, including area code: 408-567-7000
______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Item 9.01 Financial Statements and Exhibits
SIGNATURES

EX-3.2

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
On September 28, 2015, the Board of Directors (the “Board”) of Aviat Networks, Inc. (the “Company”) amended and restated the Company’s bylaws (as so amended and restated, the “Bylaws”). The amendments:

•
provide for the ability of stockholders holding not less than 15% of the voting power of all outstanding shares of capital stock to call a special meeting of stockholders, but only if such stockholders comply with the requirements of the Bylaws;

•
adjust the time period for the submission of director nominations and proposals of business by stockholders to not fewer than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting;

•
provide that, at uncontested stockholder meetings, a nominee for director will be elected to the Board if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election (previously, the Company had plurality voting in director elections with a corporate governance policy that a director must resign if he or she received a greater number of votes “withheld” from his or her election than votes “for” such election); and

•	make certain other non-substantive language and conforming changes and other technical edits and updates.
The foregoing description of the amendments to the Bylaws is qualified in its entirety by reference to the full text of the Bylaws, a copy of which is attached as Exhibit 3.2 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
The following exhibit is filed herewith:

Exhibit No.	Description

3.2	Amended and Restated Bylaws of Aviat Networks, Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVIAT NETWORKS, INC.
Date: October 2, 2015	By:	/s/ Michael Pangia
		Name:	Michael Pangia
		Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No. Under Regulation S-K, Item 601	Description

3.2	Amended and Restated Bylaws of Aviat Networks, Inc.